[Shearman & Sterling Letterhead]

                                                                     Exhibit 5.1


212 848 4000



                                October 21, 2002




Stilwell Financial Inc.
920 Main Street
21st Floor
Kansas City, Missouri 64105-2008



Ladies and Gentlemen:

                    We have acted as counsel for Stilwell Financial Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 980,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Janus Capital Management LLC Liquidity Plan (the "Plan").

                    In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

                    The opinion expressed below is limited to the General Corporation Law of Delaware, and we do not express any opinion herein concerning any other law.

                    Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the


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October 21, 2002
Page 2


Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plan and (b) paid for in full in accordance with terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                        /s/ Shearman & Sterling

                                                        Shearman & Sterling
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